                                                                     EXHIBIT 4.3

                             RPM INTERNATIONAL INC.

                     2004 OMNIBUS EQUITY AND INCENTIVE PLAN

1.  PURPOSES.

     The purposes of this Plan are: (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward employees who render services that benefit the Company, Subsidiaries or Allied Enterprises, and (b) to align the interests of such employees with the interests of the Company's stockholders generally.

2.  ELIGIBILITY.

     Individuals who are common law employees of RPM International Inc., a Subsidiary or an Allied Enterprise may become eligible for Awards under this Plan.

3.  DEFINITIONS.

     Capitalized terms in this Plan shall have the following meanings, unless specifically provided otherwise in a plan agreement:

          (a) Allied Enterprise. "Allied Enterprise" means a business enterprise, other than the Company or a Subsidiary, in which the Company or a Subsidiary has an equity interest.

          (b) Appreciation-Only Award. "Appreciation-Only Award" means: (i) Options and Stock Appreciation Rights with an exercise price equal to at least one hundred percent (100%) of Fair Market Value on the date of grant, and (ii) Linked Stock Appreciation Rights that are granted as an alternative to a related Option, with an exercise price equal to at least one hundred percent (100%) of Fair Market Value on the date on which the Option was granted.

          (c) Award.  "Award" means an award in one of the forms described in
     Section 4(a) and subject to the terms and conditions of this Plan and the relevant plan agreement.

          (d) Beneficiary. "Beneficiary" means a person or entity designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Participant's rights under the Plan shall pass in the event of the death of such Participant. If the person or entity so designated is not living or in existence at the time of the death of the Participant, or if no such person or entity has been so designated, the "Beneficiary" shall mean the person or persons in the first of the following classes in which there are any survivors of the Participant: (i) his or her spouse at the time of death,
     (ii) his or her issue per stirpes, (iii) his or her parents, and (iv) the executor or administrator of his or her estate.

          (e) Board of Directors. "Board of Directors" or "Board" means the Board of Directors of the Company, as constituted from time to time. "Director" means a member of the Board of Directors of the Company.

          (f) Change in Control. "Change in Control" means the occurrence of any of the following events:

             (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

             (iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under SEC Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifteen percent (15%) or more of the total votes relating to the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Power");

             (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

             (v) During any period of two (2) consecutive years, individuals who, at the beginning of any such period constitute the Directors, cease, for any reason, to constitute at least a majority thereof, unless the nomination for election by the Company's stockholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then in office who were Directors at the beginning of any such period; or

             (vi) Such event as the Board, in the good faith exercise of its discretion, determines to be a "Change in Control."

     Notwithstanding the foregoing provisions of paragraphs (iii) and (iv) of this definition, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan: (i) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, (ii) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Company's Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or (iii) solely because of a change in control of any Subsidiary.

          (g) Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury Department regulations and pronouncements. References to a particular section of the Code shall include references to any related Treasury Department regulations and pronouncements and to each of their successors.

          (h) Committee. "Committee" means the Compensation Committee of the Board of Directors.

          (i) Common Stock. "Common Stock" means shares of common stock of RPM International Inc., with par value of one cent ($0.01) per share.

          (j) Company. "Company" means RPM International Inc., a Delaware corporation, and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to RPM International Inc. or substantially all of the assets of RPM International Inc., that assumes the obligations of RPM International Inc. under this Plan by operation of law or otherwise.

          (k) Deferred Compensation Plan. "Deferred Compensation Plan" means the RPM International Inc. Deferred Compensation Plan and any related trust, each as amended from time to time, and any similar deferred compensation plan of the Company and any related trust.

          (l) Designated Representative. "Designated Representative" means the person or office designated by the Committee as being responsible for routine, day-to-day Plan administration matters and, in the absence of a contrary designation, shall be the Director of Human Resources & Administration and that person's designees.

        (m) Dividend Equivalents. "Dividend Equivalents" mean rights described in Section 6(c).

          (n) Dollar-Denominated Awards. "Dollar-Denominated Awards" mean Performance Unit Awards and any other Incentive Awards the amount of which are based on a specified amount of money other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock. "Dollar-Denominated Awards" do not include Options or Stock Appreciation Rights.

          (o) Effective Date. "Effective Date" means the effective date of this Plan, as provided in Section 12.

          (p) Eligible Person. "Eligible Person" means any individual who is eligible for an Award under this Plan as set forth in Section 2.

          (q) Employee. "Employee" means any person who is employed as a common law employee by the Company or a Subsidiary on a full-time or part-time basis.

          (r) Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and related regulations and pronouncements.

          (s) Fair Market Value. "Fair Market Value" means, on a particular date:

             (i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

             (ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with regard to securities listed or admitted to trading on such national exchange; or

             (iii) If the Common Stock is not listed or admitted to trading on any national exchange, the price of a share of Common Stock at the end of such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of

        Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

             (iv) If there were no reported sales on the date described in subparagraphs (i), (ii) or (iii), the respective prices on the most recent prior day on which a sale was so reported.

     In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined.

          (t) Incentive Award. "Incentive Award" means an amount of money that is paid or a number of shares of Common Stock that are issued, or a right to be paid an amount of money or to be issued a number of shares of Common Stock that is granted as described in Section 6 of the Plan. "Incentive Awards" do not include Options or Stock Appreciation Rights.

          (u) Incentive Stock Option. "Incentive Stock Option" means an option intended to meet the requirements of Section 422 of the Code.

          (v) Linked Stock Appreciation Rights. "Linked Stock Appreciation Rights" mean Stock Appreciation Rights linked to all or any part of an Option as described in Section 9(a) and 9(b).

          (w) Non-Statutory Stock Option. "Non-Statutory Stock Option" means an option which is not intended to be an Incentive Stock Option.

          (x) Option. "Option" means an option granted under this Plan to purchase shares of Common Stock. "Options" may be Incentive Stock Options or Non-Statutory Stock Options.

          (y) Participant. "Participant" means an Eligible Person who has been granted an Award under this Plan and executed a plan agreement as required under Section 4(d).

          (z) Performance-Based Compensation. "Performance-Based Compensation" means "remuneration payable solely on account of the attainment of one or more performance goals" as described in Section 162(m)(4)(C) of the Code.

          (aa) Performance Share Award. "Performance Share Award" means a right described in Section 6 to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

          (bb) Performance Unit Award. "Performance Unit Award" means a right described in Section 6 to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock), or shares of Common Stock having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

          (cc) Plan. "Plan" means this RPM International Inc. 2004 Omnibus Equity and Incentive Plan, as amended from time to time.

          (dd) Restricted Stock Award. "Restricted Stock Award" means shares of Common Stock that are issued to an Eligible Person as described in Section 6(a)(i) subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply at a future time or times if continued employment conditions and other terms and conditions specified by the Committee are satisfied.

          (ee) Restricted Stock Unit Award. "Restricted Stock Unit Award" means shares of Common Stock that will be issued to an Eligible Person at a future time or times as provided in

     Section 6(a)(i) if continued employment conditions and other terms and conditions specified by the Committee are satisfied.

          (ff) Sarbanes-Oxley Act. "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and pronouncements.

          (gg) SEC Rule 16b-3. "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act and related pronouncements, as such rule or any successor rule may be in effect from time to time.

          (hh) Section 16 Person. "Section 16 Person" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          (ii) Stock Appreciation Right. "Stock Appreciation Right" means a right as described in Section 9.

          (jj) Stock Power. "Stock Power" means a power of attorney executed by a Participant and delivered to the Company which authorizes the Company to transfer ownership of shares from the Participant to the Company or a third party.

          (kk) Subsidiary. "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company, but only during the period any such corporation or business association would be so defined. Notwithstanding the foregoing, when used in reference to an Incentive Stock Option, the term "Subsidiary" means a "subsidiary corporation" as defined in Section 424(f) of the Code with respect to the Company.

4.  GRANTS OF AWARDS.

     (a) Types of Awards. Subject to the terms and conditions of the Plan, the Committee may at any time and from time to time, grant the following types of Awards to any Eligible Person:

          (i) Incentive Awards, which may but need not be in the form of Dividend Equivalents, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Unit Awards,

          (ii) Options, and

          (iii) Stock Appreciation Rights.

Notwithstanding any provision of this Section to the contrary, the Committee may only grant Incentive Stock Options to Employees.

     (b) Amendment of Awards; Waiver of Terms.  After an Award has been granted:

          (i) the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and

          (ii) with the written consent of the affected Participant, may amend any Award after it has been granted to include or exclude any provision which could have been included in or excluded from such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

     (c) Linked Awards. The Committee may grant any Award linked to another Award in any combination thereof including, for example, Options linked to Stock Appreciation Rights, Dividend Equivalents linked to Options or Stock Appreciation Rights, and Dividend Equivalents linked to other

Incentive Awards. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

     (d) Plan Agreements. Awards are contingent on an Eligible Person's execution of a plan agreement in the form prescribed by the Committee. All plan agreements shall incorporate this Plan by reference. The Committee may condition an Award upon a Eligible Person's execution and delivery of one or more Stock Powers in blank to the Company. Execution of a plan agreement by the Eligible Person shall constitute the Eligible Person's irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such plan agreement and of the terms and conditions of the Plan applicable to such Award. Plan agreements may differ from time to time and from Eligible Person to Eligible Person.

     (e) Revocation of Awards. The Committee may revoke any Award; provided, however, that after a plan agreement evidencing an Award has been executed and delivered to the Designated Representative, the Committee may revoke the Award only with the written consent of the Participant.

     (f) Performance-Based Compensation Awards. The Committee may grant Awards that qualify as Performance-Based Compensation. Any provision of the Plan that cannot be interpreted, administered or construed to permit the granting of such Awards shall, to that extent, be disregarded.

     (g) Incentive Stock Options; Non-Statutory Stock Options. The Committee may grant Options that are "incentive stock options" under Section 422 of the Code. Any provision of the Plan that cannot be interpreted, administered or construed to permit the granting of such Options shall, to that extent, be disregarded. If an Option is intended to be an Incentive Stock Option but, for any reason, such Option or a portion thereof does not so qualify, then to the extent such Option does not so qualify, such Option or such portion thereof shall be regarded as a Non-Statutory Stock Option appropriately granted under this Plan provided it otherwise meets the Plan's requirements for Non-Statutory Stock Options.

5.  STOCK AVAILABLE UNDER PLAN; AWARD LIMITS.

     (a) Number of Shares.  Subject to Sections 5(c), 5(d) and 11:

          (i) the maximum aggregate number of shares of Common Stock which may be issued under this Plan pursuant to Awards is six million (6,000,000) shares of Common Stock; and

          (ii) not more than three million (3,000,000) shares of the maximum aggregate number of shares of Common Stock may be issued under this Plan pursuant to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Performance Unit Awards. Such Awards shall be 100% fully performance-based stock compensation awards; and

          (iii) the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted under this Plan during any Plan Year (as defined in Section 13(d)) to any Participant is two hundred twenty-five thousand (225,000) shares of Common Stock; and

          (iv) the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-Only Awards and Dollar-Denominated Awards may be granted under this Plan in any Plan Year to any Participant is one hundred seventy-five thousand (175,000) shares of Common Stock; and

          (v) no Participant may receive more than two million five hundred thousand dollars ($2,500,000) (or the equivalent thereof in shares of Common Stock, based on their Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Participant under this Plan in any Plan Year.

     (b) Adjustments to Number of Shares. If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either: (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section.

     (c) Source of Shares. Shares which may be issued pursuant to Awards made under the Plan may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust or other legal entity pursuant to Section 16(d), as the Committee may from time to time determine; provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust or other legal entity pursuant to Section 16(d) or to an Eligible Person in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are credited to a special account for purposes of this Plan, and shall be available for any corporate purpose.

     (d) Effect of Termination of Award. If any shares of Common Stock subject to an Award shall not be issued to an Eligible Person and shall cease to be issuable to a Eligible Person because of the termination, expiration, forfeiture or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of an Eligible Person's failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall be charged against the limitations provided for in Section 5(a) and shall not be granted under this Plan again.

     (e) Effect of Receipt of Shares. Subject to Section 5(f), if the purchase price of shares subject to an Option is paid in shares of Common Stock in accordance with the provisions of Section 8(b)(iv), the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option shall not be added back to the maximum aggregate number of shares which may be issued under Section 5(a).

     (f) Compliance with NYSE Rules; Preservation of Incentive Stock Option Status. If and to the extent that the Committee determines that any provisions of this Plan shall cause the Company or the Plan to fail to satisfy the rules or listing standards of the New York Stock Exchange, as in effect from time to time, or shall prevent Incentive Stock Options granted under the Plan from qualifying as incentive stock options under Code Section 422, then to that extent, such provisions shall be disregarded.

6.  INCENTIVE AWARDS.

     (a) Generally. Except as otherwise provided in Section 16(e), Incentive Awards shall be subject to the following provisions:

          (i) Amount of Incentive Awards. Incentive Awards may be granted in lieu of, or as a supplement to, any other compensation that may have been earned by the Eligible Person prior to the date on which the Incentive Award is granted. The amount of an Incentive Award may be based upon: (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) an amount not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Any Incentive Award may be paid in the form of money or shares of Common Stock valued at their Fair Market Value, or a combination of money and such shares, as the Committee may provide in the relevant plan agreement. Dividend Equivalents, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards are specific forms of Incentive Awards, but are not the only forms in which Incentive Awards may be made.

          (ii) Timing of Payment for Incentive Awards. Any shares of Common Stock that are to be issued pursuant to an Incentive Award, and any money to be paid in respect of an Incentive Award, may be issued or paid to the Eligible Person at the time such Award is granted, or at any time subsequent thereto, or in installments, as the Committee shall determine. In the event that any such issuance or payment shall not be made to the Eligible Person at the time an Incentive Award is granted, the Committee may grant Dividend Equivalents in respect of the Award, or may provide that, until such shares are issued or money is paid or until the Award is forfeited, and subject to such terms and conditions as the Committee may impose, the Award shall earn amounts equivalent to interest or another investment return specified by the Committee, which amounts may be paid as earned or deferred and reinvested, and which amounts may be paid either in money or shares of Common Stock, all as the Committee may provide.

          (iii) Terms of Incentive Awards; Stockholder Rights. Incentive Awards shall be subject to such terms and conditions as the Committee may determine; provided, however, that upon the issuance of shares pursuant to any such Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Award.

     (b) Performance Share Awards and Performance Unit Awards.

          (i) In General. The Committee may grant any Eligible Person a Performance Share Award and/or a Performance Unit Award. The Committee may provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

          (ii) Performance Goals. Subject to Section 7(b), the specified performance goal applicable to a Performance Share Award or Performance Unit Award may consist of any one or more of the following: completion of a specified period of employment with or other service that benefits the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards need not be the same for each award or each Eligible Person to whom an award is granted. An Eligible Person may be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier-granted or later-granted Award.

          (iii) Effect of Death or Disability. Subject to Section 7(e), the Committee may provide that if the Participant's death or disability occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part, as the Committee may specify.

          (iv) Effect of Termination of Employment or Service. The Committee may provide for a Participant's Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Participant's employment or service terminates for any reason before shares are issued or money is paid, as applicable, in full settlement of such Performance Share Award or Performance Unit Award.

          (v) Non-Alienation. Except as otherwise provided in the relevant plan agreement, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary.

     (c) Dividend Equivalents.

          (i) In General. The Committee may grant any Eligible Person the right to be paid an amount of money equal to the dividends paid from time to time on a specified number of shares of Common Stock ("Dividend Equivalents") which may be based on the number of shares that are subject to another Award, including without limitation an Option or Stock Appreciation Rights, and whether or not such other Award is vested or exercisable.

          (ii) Timing of Payment; Crediting of Amounts; Reinvestment of
     Amounts. The Committee may provide for such amount of money to be paid on each date on which such dividends are paid or at a future date or dates. If the amount is not paid on each such date, then, if so provided by the Committee, until such money is paid or forfeited, it shall be credited to the Participant on the books of the Company and may earn amounts equivalent to interest or another investment return specified by the Committee, or may earn amounts equivalent to the dividends that would be paid on a number of shares of Common Stock having a Fair Market Value on its dividend payment date equal to such amount. Any such equivalent amounts may be paid as earned or may be deferred and reinvested until a future date or dates, as the Committee may specify. Any dividends deemed reinvested in shares of Common Stock shall be deemed reinvested at Fair Market Value on the applicable dividend payment date.

          (iii) Form of Payment. Dividend Equivalents may be paid in the form of money or shares of Common Stock based on their Fair Market Value on the payment date, or in a combination of money and such shares, as the Committee may determine.

          (iv) Interaction With Performance-Based Compensation Awards. If Dividend Equivalents are linked with Options (as described in Section 4(c)), and such Options are intended to be "performance-based compensation" awards (as described in Section 7), payment of such Dividend Equivalents shall not be contingent on the exercise of such Options.

          (v) Impact Upon Maximum Shares Available Under Plan. Any shares of Common Stock issued in payment of Dividend Equivalents shall be charged against the maximum aggregate number of shares which may be issued pursuant to Awards under Section 5(a).

7.  SPECIAL PROVISIONS APPLICABLE TO PERFORMANCE-BASED COMPENSATION AWARDS.

     (a) Grant and Administration of Performance-Based Compensation
Awards. Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will permit such Awards to qualify as Performance-Based Compensation.

     (b) Performance Measures. The performance measure or measures applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be based on targeted levels of, targeted levels of return on, or targeted levels of growth for, any one or more of the following (or substantially similar) performance measures on a consolidated Company, consolidated group, business unit or divisional level, as the Committee may specify: earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company's cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders' equity, and cash flow. The Committee shall select the performance measure or measures applicable to any such Award and shall establish the levels of performance at which such Award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the Participant's Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify.

     (c) Payment of Performance-Based Compensation Awards. Notwithstanding any provision of the Plan to the contrary, but subject to Sections 7(e), 10 and 11, Awards to which Section 7(b) applies shall: (i) "be paid solely on account of the attainment of one or more preestablished, objective performance goals" within the meaning of Treasury Regulation Section 1.162-27(e)(2)(i) or a successor thereto over a period of one (1) year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Section 7(b), and (ii) be subject to such other terms and conditions as the Committee may impose.

     (d) No Discretionary Increases in Payments Under Performance-Based Compensation Awards. The terms of the performance goal applicable to any Award to which Section 7(b) applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal, except as may otherwise be permitted in Treasury Regulation Section 1.162-27(e) or a successor thereto.

     (e) Effect of Death, Disability or Change in Control.  An Award to which
Section 7(b) applies may be earned in whole or in part if the Participant's death, disability or a Change in Control occurs before the performance goal applicable to the Award is attained but only if and to the extent that: (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation, and (iii) payment is not made prior to attainment of the performance goal.

8.  OPTIONS.

     Except as otherwise provided in Section 16(e), Options shall be subject to the following provisions and such other terms and conditions as the Committee may provide in the relevant plan agreement evidencing the Options:

          (a) Purchase Price Per Share. Subject to Section 11, the purchase price per share shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date an Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of such Fair Market Value with respect to Incentive Stock Options). Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, increase (but not decrease) in correlation with an index specified by the Committee.

          (b) Payment of Purchase Price. The purchase price of shares subject to an Option may be paid in whole or in part: (i) in money, (ii) by bank-certified, cashier's or personal check subject to collection, (iii) by electronic funds transfer, (iv) if so provided in the Option and consistent with the Sarbanes-Oxley Act, other applicable laws and such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (v) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, in shares of Common Stock, free and clear of all liens and encumbrances, which have been owned by the optionee for at least six (6) months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

          (c) Consideration; Exercise of Options. Options may be granted for such consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine. Property shall include an obligation of the Company unless prohibited by applicable law. Subject to the provisions of this Section, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an

     Option may provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration is required for such acceleration. Unless otherwise provided in the relevant plan agreement, an Option may be exercised at any time in whole or in part after it becomes exercisable and before its expiration or termination.

          (d) Limitations on Exercise of Options. Subject to Section 16(a), each Option shall be exercisable during the life of the optionee only by the optionee, his or her guardian or legal representative, and after death only by his or her Beneficiary. The Committee may prohibit or otherwise limit the exercise of Incentive Stock Options by an optionee's guardian or legal representative if necessary to preserve the Options' status as Incentive Stock Options under applicable law. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth
     (10th) anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of fewer than ten
     (10) years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth
     (10th) anniversary of the date on which the Option was granted, and no additional consideration is required for such extension. Subject to the foregoing provisions of this Section 8(d), the Committee may provide for an Option to be exercisable after termination of the Eligible Person's employment or other service.

          (e) Limitation on Fair Market Value of Shares Subject to an Incentive Stock Option. An Option may be an Incentive Stock Option. The aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000) unless the Code is amended to allow a higher dollar amount. To the extent that such Fair Market Value exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Statutory Stock Options.

          (f) Issuance of Shares Upon Exercise of Option. Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised. However, the Committee may permit a person exercising an Option to elect to defer the issuance of shares purchased pursuant to the exercise of the Option. In the event of such deferral, the Committee may grant Dividend Equivalents with respect to such shares to the person who exercised the Option. No person exercising an Option shall acquire any rights of a stockholder unless and until the shares purchased pursuant to the exercise of the Option are issued to him. If so provided in the relevant plan agreement, the shares issued pursuant to the exercise of the Option may be non-transferable and forfeitable to the Company in designated circumstances and for specified periods of time.

          (g) No Discretion to Adjust Exercise Price. Except as provided in Sections 8(a) and 11, the Committee shall not have the authority to adjust the exercise price of outstanding Options.

          (h) Legal and Regulatory Approvals. No option shall be exercisable unless and until the Company: (i) obtains the approval of all regulatory bodies whose approval the Committee may deem necessary or desirable, and
     (ii) complies with all legal requirements determined to be applicable by the Committee.

          (i) Notice of Exercise of Options. An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Designated Representative of the Company on a properly completed and executed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized in the plan agreement evidencing such Option and described in Section 8(b) for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the relevant plan agreement expressly provides otherwise.

9.  STOCK APPRECIATION RIGHTS.

     Stock Appreciation Rights shall be subject to the following terms and conditions:

          (a) Types of Stock Appreciation Rights. Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option ("Linked Stock Appreciation Rights"), or may be granted without any linkage to an Option ("Free-Standing Stock Appreciation Rights"). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter.

          (b) Linked Stock Appreciation Rights. Linked Stock Appreciation Rights may be granted either as an alternative to, or a supplement to, the related Option to which they are linked. Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then-exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive an amount determined under Section 9(e). Exercise of each Linked Stock Appreciation Right shall cancel the related Option with respect to one (1) share of Common Stock purchasable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined under Section 9(e) if and when the holder purchases shares under the related Option or at any subsequent time specified in the relevant plan agreement.

          (c) Consideration; Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted for such consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine. Property shall include an obligation of the Company unless prohibited by applicable law. Subject to the provisions of this Section, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments. Without limiting the foregoing, Stock Appreciation Rights may become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more specified performance objectives or become exercisable only if one or more specified performance goals are achieved. The Committee may accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration is required for such acceleration. Unless otherwise provided in the Plan or the relevant plan agreement, Stock Appreciation Rights may be exercised at any time in whole or in part after they become exercisable and before they expire or terminate.

          (d) Limitations on Exercise of Stock Appreciation Rights. No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth (10th) anniversary of the date on which the Stock Appreciation Rights were granted, and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a shorter term, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration is required for such extension. Subject to the foregoing provisions of this Section, the Committee may provide for Stock Appreciation Rights to be exercisable after termination of the Eligible Person's employment or other service.

          (e) Payment Upon Exercise of Stock Appreciation Rights; Exercise Price; Adjustment of Payments Under Certain Circumstances. Upon exercise of Stock Appreciation Rights, the holder shall be entitled to receive an amount of money, or a number shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Exercise Price (as hereafter defined) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued unless the relevant plan agreement expressly provides otherwise. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the Exercise Price shall be the price at which shares may be purchased under the related Option. In the case of Linked Stock Appreciation Rights that are granted as a supplement to the related Option, and in the case of Free-Standing Stock Appreciation Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted, unless the Committee specified a higher Exercise Price when the Stock Appreciation Rights were granted. The Committee may provide that, notwithstanding the foregoing, upon exercise of Stock Appreciation Rights at any time during a period permitted under the Company's Insider Trading Policy (a "Window Period"), or during the thirty (30) day period following a Change in Control (a "Change in Control Period"), including, without limitation, upon exercise of Stock Appreciation Rights which expire before the end of the Window Period or Change in Control Period in which they are exercised ("Expiring Stock Appreciation Rights"), the amount of money or shares which a Section 16 Person shall be entitled to receive in settlement of such exercise shall equal the amount by which the highest Fair Market Value of Common Stock during such Window Period or such Change in Control Period (or, in the case of Expiring Stock Appreciation Rights, the highest Fair Market Value of Common Stock during the portion of such Window Period or Change in Control Period that precedes the expiration of such Stock Appreciation Rights) exceeds the Exercise Price of the Stock Appreciation Rights multiplied by the number of Stock Appreciation Rights exercised but, in the case of Stock Appreciation Rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under Code Section 422 without disqualifying such Option as an "incentive stock option" thereunder.

          (f) Effect of Stock Appreciation Rights on Share Limitations. Subject to Section 5(e): (i) the limitations set forth in Section 5(a) shall be charged only for the number of shares which are actually issued in settlement of Stock Appreciation Rights; and (ii) in the case of an exercise of Linked Stock Appreciation Rights that were granted as an alternative to a related Option, if the number of shares of Common Stock previously charged against such limitations on account of the portion of the Option that is cancelled in connection with such exercise in accordance with Section 9(b) exceeds the number of shares (if any) actually issued pursuant to such exercise, the excess may be added back to the maximum aggregate number of shares available for issuance under the Plan.

          (g) Limitations on Exercise of Stock Appreciation Rights.  Subject to
     Section 16(a), Stock Appreciation Rights shall be exercisable during the life of the Participant only by him or his guardian or legal representative, and after death only by his or her Beneficiary. A Stock Appreciation Right shall be considered exercised if and when written notice, signed by the person exercising the Stock Appreciation Right is received by the Designated Representative on a properly completed and executed form approved for this purpose by the Committee, accompanied by full payment of any consideration in one or more of the forms authorized in the relevant plan agreement and described in Section 8(b) for the number of Stock Appreciation Rights to be exercised.

          (h) No Discretion to Adjust Exercise Price. The Committee shall not have authority to adjust the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 11.

10.  CHANGES IN CONTROL, TERMINATION OF SERVICE, DEATH AND DISABILITY.

     (a) Acceleration of Rights Upon Change in Control. Notwithstanding any provision of the Plan to the contrary, unless the relevant plan agreement provides otherwise: (i) any Award which is outstanding but not yet fully exercisable, vested, earned or payable at the time of a Change in Control shall become fully exercisable, vested, earned and payable at that time, and (ii) any Option or Stock Appreciation Right which is outstanding at the time of a Change in Control shall remain exercisable for the full balance of its ten (10) year (or shorter) term, irrespective of any provision that would otherwise cause such Option or Stock Appreciation Right to terminate sooner.

     (b) Discretionary Actions By Committee. Subject to Section 10(a), and without limitation of the Committee's authority under Section 13, the Committee may:

          (i) authorize the holder of an Option or Stock Appreciation Rights to exercise the Option or Stock Appreciation Rights following the termination of the Participant's employment or service or following the Participant's death or disability, whether or not the Option or Stock Appreciation Rights would otherwise be exercisable following such event, provided that in no event may an Option or Stock Appreciation Rights be exercised after the expiration of their term;

          (ii) grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

          (iii) provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;

          (iv) authorize any Award to become non-forfeitable, fully-earned and payable following: (A) the termination of the Participant's employment or service, or (B) the Participant's death or disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable following such event;

          (v) grant Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

          (vi) provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee.

11.  ADJUSTMENT PROVISIONS.

     In the event that any liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a stock split, stock dividend, combination of shares, merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur: (a) the maximum aggregate number and class of shares or other securities or property that may be issued in accordance with Section 5(a) pursuant to: (i) Awards thereafter granted, and (ii) Awards thereafter granted that are not Appreciation-Only Awards, (b) the maximum number and class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Eligible Person pursuant to Section 5(a), (c) the number and class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued pursuant to Awards which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to Incentive Stock Options; and (ii) Section 162(m) of the Code with respect to Performance-Based Compensation Awards.

12.  EFFECTIVE DATE AND DURATION OF PLAN.

     The Plan shall be effective on the date on which the stockholders of the Company approve it at a duly held stockholders' meeting. If so approved, Awards may be granted within ten (10) years after the date of such approval by stockholders, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company.

13.  ADMINISTRATION.

     (a) Plan Administrator. Unless otherwise specified by the Board, the Plan shall be administered by the Compensation Committee of the Board of Directors. No person shall be appointed to or shall serve as a member of such committee unless he or she is an "independent director" as defined in applicable rules or listing standards of the New York Stock Exchange and a "non-employee director" as defined in SEC Rule 16b-3. Unless the Board determines otherwise, such committee shall also be comprised solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3) or a successor thereto.

     (b) Authority and Governance of the Committee. The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are Eligible Persons and select the Eligible Persons who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the exercise price in the case of an Option or Stock Appreciation Rights and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 11, (vii) determine whether a specific Award is intended to qualify as Performance-Based Compensation, (viii) designate one or more persons or agents to carry out any or all of its administrative duties hereunder including, but not limited to, appointment of the Designated Representative (provided that none of the duties required to be performed by the Committee under SEC Rule 16b-3 may be delegated to any other person or agent), (ix) prescribe any legends to be affixed to certificates representing shares granted or issued under the Plan, and (x) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, a plan agreement and related documents. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee's duties under this Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation
Section 1.162-27(c)(4) or a successor thereto. The Committee's interpretation of the Plan, any plan agreement, related documents, its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Allied Enterprises, all Participants and Eligible Persons, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

     (c) Limitation of Liability. Members of the Board of Directors, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

     (d) Administrative Plan Years. The Plan shall be administered and operated on the basis of the "Plan Year." The "Plan Year" is the Company's annual accounting period, which is presently the twelve (12) month period ending on May
31. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years.

14.  SATISFACTION OF PROJECTED TAX LIABILITIES.

     (a) In General. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any distributions incident to this Plan.

          (i) Cash Distributions. The Committee shall cause the Company to require any withholding tax obligation arising in connection with a cash distribution (or the cash portion of a distribution), up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Participant or Beneficiary.

          (ii) Share Distributions. The Committee shall cause the Company to withhold from any distribution of shares (including the portion of a distribution consisting of shares) under this Plan an amount equal to the Participant's or Beneficiary's projected tax liability arising from such distribution. The withholding amount shall be obtained pursuant to Section 14(b). The Participant or Beneficiary shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

     (b) Withholding from Share Distributions. With respect to a distribution of shares pursuant to the Plan, the Committee shall cause the Company to sell the fewest number of such shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single share) the Participant's projected tax liability resulting from such distribution. The Committee shall withhold the proceeds of such sale for purposes of satisfying the Participant's projected tax liability. Notwithstanding anything contained in this Section 14 to the contrary, the Committee shall have no obligation to withhold amounts from distributions of shares pursuant to the exercise of Incentive Stock Options except as may otherwise be required by law.

     (c) Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant's tax liability arising from a distribution.

     (d) Projected Tax Liability. For purposes of this Section 14, the term "projected tax liability" means the product of: (i) the aggregate maximum marginal federal and applicable state and local income tax rates on the date of a distribution pursuant to the Plan; and (ii) the Fair Market Value of shares distributable to the Participant determined as of the date of distribution.

15.  COORDINATION WITH DEFERRED COMPENSATION PLAN.

     (a) Surrender and Cancellation of Interests. Unless further deferral of taxation to the Participant is otherwise prohibited by applicable law as determined by the Committee, an Eligible Participant may elect to surrender certain rights under this Plan and automatically have those rights credited to his or her Accounts under the Deferred Compensation Plan. Subject to the rules set forth in this Section 15, the terms of the Deferred Compensation Plan and the relevant Plan agreement, Eligible Participants may surrender their Contingent Interests in:

          (i) Dividend Equivalents;

          (ii) Options;

          (iii) Performance Share Awards;

          (iv) Performance Unit Awards;

          (v) Restricted Stock Awards;

          (vi) Restricted Stock Unit Awards;

          (vii) Stock Appreciation Rights; and

     and have equivalent interests credited to their Accounts under the Deferred Compensation Plan. Any dividends attributable to such interests on or after the date of surrender shall be credited to the Participants' Accounts under the Deferred Compensation Plan.

     (b) Surrender Elections. For a surrender election to be valid, it must be made in accordance with terms and conditions imposed by the Committee and under the Deferred Compensation Plan. A surrender election cannot be made with respect to an interest which is not a Contingent Interest.

     (c) Vesting of Deferred Interests. A Participant shall be vested in interests credited to his or her Accounts under the Deferred Compensation Plan as a result of surrender or cancellation of Contingent Interests under this Plan on the date such interests would have vested, or restrictions would have lapsed, under this Plan in the absence of the surrender election (the Participant's "Deemed Vesting Date"). As soon as practicable after a Participant's Deemed Vesting Date, the Committee shall advise the trustee or administrator of the Deferred Compensation Plan that the Participant has become vested with respect to such interests under the Deferred Compensation Plan.

     (d) Special Definitions.

          (i) Eligible Participant. For purposes of this Article 15, an "Eligible Participant" is a Participant who is either: (i) an active participant in the Deferred Compensation Plan, or (ii) determined by the Committee in its sole discretion to be a highly compensated employee or a member of a select group of management entitled to participate in the Deferred Compensation Plan.

          (ii) Contingent Interests. For purposes of this Article 15, as of any given date, a "Contingent Interest" is an interest under the Plan which, under the terms of this Plan and the relevant plan agreement, will not become transferable, vested, payable or with respect to which restrictions will not lapse, within six months after a surrender election; provided, however, that in addition with respect to Options, a "Contingent Interest" is an interest in an Option or common shares distributable in accordance with an Option which, under the terms of this Plan and the relevant plan agreement, is not exercised within six months after a surrender election.

16.  GENERAL PROVISIONS.

     (a) Non-Transferability of Awards. No Award shall be transferable by a Participant other than by will, by the laws of descent and distribution, to the Deferred Compensation Plan consistent with

Article 15 or to a Beneficiary in accordance with the Plan's terms. Notwithstanding any provision of the Plan to the contrary, the Committee may permit a Participant to transfer any Award, other than an Incentive Stock Option or any other Award that is linked to an Incentive Stock Option, during his lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the relevant plan agreement.

     (b) No Right To Continued Employment. Nothing in this Plan or any plan agreement shall confer upon any person any right to continue in the employment of the Company, a Subsidiary or an Allied Enterprise, or affect the right of the Company, a Subsidiary or any Allied Enterprise to terminate the employment of any person at any time with or without cause.

     (c) Satisfaction of Legal Requirements. No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the Committee, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (d) Limitation on Rights Relating to Common Stock Subject to Awards. No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock other than such shares as have been issued to him or her. The Committee may provide for the transfer of shares of Common Stock to a trust (which may but need not be a grantor trust), escrow arrangement or other legal entity for the purpose of satisfying the Company's obligations under this Plan. Except as may otherwise be required by applicable law, such shares shall be considered authorized and issued shares with full dividend and voting rights.

     (e) Compliance With Foreign Laws Governing Stock Incentives. If the laws of a foreign country in which the Company, a Subsidiary or any Allied Enterprise has Eligible Persons prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country, the Board of Directors may restate this Plan for the purpose of qualifying the restated plan and stock incentives granted thereunder under such laws or otherwise administer this Plan in compliance with such laws; provided, however, that: (i) the terms and conditions of a stock incentive granted under such restated plan may not be more favorable to the recipient than would be permitted if such stock incentive had been granted under the Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of Section 5, and (iii) the provisions of the restated plan cannot increase the Board's discretion to amend or terminate such restated plan beyond that provided under this Plan.

     (f) No Effect on Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to Eligible Persons. An Eligible Person may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan, practice or arrangement.

     (g) Preservation of Capital; Contractual Obligations. The Company's obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company's capital or constitute a breach of, or cause the Company to be in violation of, any covenant, warranty or representation made by the Company in any agreement with respect to indebtedness for borrowed money to which the Company is a party before the date of grant of such Award.

     (h) Acceptance of Plan Terms and Plan Administration. By accepting benefits under the Plan, each Participant, Beneficiary or other person claiming under or through him or her, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

     (i) Governing Law; Waiver of Jury Trial. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place, the residence of any party to such action and any place where the action may be brought. A Eligible Person's acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Eligible Person, the Company or any other party under or with respect to the Award or the Plan.

     (j) Gender and Number. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

17.  AMENDMENT AND TERMINATION.

     Subject to applicable stockholder approval requirements, the Plan may be amended by the Board of Directors at any time and in any respect. Unless stockholder approval is obtained, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or shall permit the exercise price of outstanding Options or Stock Appreciation Rights to be reduced, except as permitted by Section 11. The Plan may also be terminated for any reason and at any time by the Board of Directors. Subject to applicable stockholder approval requirements, no amendment or termination of this Plan shall materially and adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.